EXHIBIT 3(ii)
                AMENDED BYLAWS OF GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


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                           As amended - June 17, 1997
                                          BYLAWS OF
                         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                                          ARTICLE I

                                    SHAREHOLDERS' MEETING


SECTION 1. Annual Meeting. The Annual Meeting of the Shareholders for the election of the Directors and for the transaction of any other business pertaining to the corporation (whether or not stated in the notice of the meeting) shall be held at such time, date and place as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting.

SECTION 2. Special Meetings. Special Meetings of the Shareholders shall be called whenever ordered by the Chairman of the Board, the President, a quorum of the Board of Directors, or the holders of at least one-quarter (1/4) of the total amount of stock issued and outstanding. Notice of the meeting may be waived and neither the business to be transacted at, nor the purpose of the meeting, need be specified in the waiver of notice. In the absence of waiver of notice, the purposes for which the meeting is called shall be stated in the notice and no other corporate action shall be taken without the consent of all Shareholders entitled to vote.

SECTION 3. Place of Meetings. All meetings of the Shareholders shall be held at the office of the corporation in Englewood, Colorado, or at such other place or places, within or without the State of Colorado, as shall from time to time be designated by the Board of Directors.

SECTION 4. Notice of Meetings. Notice of all meetings, regular or special, shall be given by mailing to each Shareholder entitled to vote thereat, directed to his address as it appears on the records of the corporation, at least ten days and not more than fifty days before such meeting, a written or printed notice of the time, place, and purpose or purposes thereof.

SECTION 5. Quorum. The holders of a majority of the outstanding stock of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for all purposes. In the absence of a quorum, the Shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain.

SECTION 6. Voting. At all meetings of Shareholders each share of stock held by a Shareholder, represented in person or by proxy, shall be entitled to one vote. Proxies shall be in writing and shall be signed by the Shareholder. Two judges of election shall be appointed by the Chairman of the meeting at any Shareholders' Meeting at which judges are required. The Directors shall be elected by ballot, and each full-paid share of stock shall be entitled to one vote. Shares may be voted by proxy, signed by the person legally entitled to vote the same. Each Shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares of stock held by him, multiplied by the number of Directors to be elected.



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                                          ARTICLE II

                                      BOARD OF DIRECTORS

SECTION 1. Number and Authority. The business and property of this corporation shall be conducted and managed by a Board of Directors consisting of not more than 25 Directors and not less than 5 Directors, the exact number thereof to be fixed and determined by action taken from time to time by the Board of Directors.

SECTION 2. Election. At each annual meeting of Shareholders, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor has been elected and qualified, subject to removal as hereinafter provided.

SECTION 3. Removal and Vacancies. Any or all Directors may be removed at any time, with or without cause, by a majority vote of the Shareholders who shall thereupon elect a successor Director or Directors to fill the vacancy or vacancies and in which case the election of such successor Directors may be at a Special Meeting of Shareholders called for such purpose. A vacancy in the Board of Directors, other than one occurring by reason of removal by Shareholders, shall be filled by the Board of Directors to serve until the next annual meeting of the Shareholders. Where the number of Directors is increased additional Directors may be elected by the Board of Directors to serve until the next annual meeting of the Shareholders.

SECTION 4. Regular Meeting. The Regular Meeting of the Board of Directors shall be held immediately following the Annual Meeting of the Shareholders.

SECTION 5. Special Meetings. Special Meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or the Secretary.

SECTION 6. Place of Meetings. Meetings of the Board of Directors shall be held at the office of the corporation in Englewood, Colorado, or at such other place within or without the State of Colorado as may be designated in the notice thereof.

SECTION 7. Notice of Meetings. Notice of meetings of the Board of Directors, except the regular meeting of the Board, shall be given by mailing to each member at least two days before such meeting, a written or printed notice of the time, and place thereof. Such notice may also be given by telegram sent at least one day before such meeting.

SECTION 8. Business Transacted at Meetings. Any business may be transacted and any corporate action taken at any meeting of the Board of Directors whether stated in the notice of such meeting or not, except as otherwise expressly required by law.

SECTION 9. Quorum. A majority of the number of Directors fixed by Section 1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, for a period not to exceed 60 days at any one adjournment.

SECTION 10. Interest of Directors. Except as prohibited by statute, any Director may vote or act on behalf of the corporation in contracting with any other company although he may be a Shareholder, Director, or Officer of such other company.

SECTION 11.  Indemnification.

(1) In this section, the following terms shall have the following meanings:

        (a) "expenses" means reasonable expenses incurred in a proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;

        (b) "liability" means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;

        (c) "party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

        (d) "proceeding" means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

(2) Subject to applicable law, if any person who is or was a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:

        (a)    the person conducted himself or herself in good faith; and

        (b) the person reasonably believed that his or her conduct was in the corporation's best interests; and

        (c) in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and

        (d) if the person is or was an employee of the corporation, the person acted in the ordinary course of the person's employment with the corporation.

(3) Subject to applicable law, if any person who is or was serving as a director, officer or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:

        (i) the person is or was appointed to serve at the request of the corporation as a director, officer or employee of the other company or entity in accordance with Indemnification Procedures approved by the Board of Directors of the corporation; and

        (ii) with respect to the matter(s) giving rise to the proceeding:

               (a)    the person conducted himself or herself in good faith; and

               (b) the person reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and

               (c) in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and

               (d) if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person's employment with the other company or entity.

                                         ARTICLE III

                                     EXECUTIVE COMMITTEE

SECTION 1. Membership. The Board of Directors shall elect from its own number an Executive Committee, to serve at the pleasure of the Board, consisting of not less than three members, the exact number to be fixed and determined by action taken from time to time by the Board of Directors. The Executive Committee shall elect from among its members a Chairman, and shall appoint a Secretary.

SECTION 2. Powers of the Executive Committee. The Executive Committee shall have and may exercise all the powers of the Board with respect to the conduct and management of the business and property of the Company, except that the
Executive Committee shall not have power to declare dividends on or distributions of the capital stock of the corporation, amend the Bylaws, fill vacancies in the Committee or the Board of Directors, or exercise any powers prohibited by C.R.S. ss.7-5-107 or which the Board of Directors may from time to time, by proper resolution, reserve to itself.

SECTION 3. Meetings. The Committee may determine the times and places for the holding of meetings. The Committee shall prepare regular minutes of the transactions at its meetings and shall cause them to be recorded in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 4. Place of Meetings. Meetings of the Executive Committee shall be held at the office of the corporation in Englewood, Colorado, or at such other place, within or without the State of Colorado, as may be designated in the notice or waiver of notice of the meeting.

SECTION 5. Notice of Meetings. Notice of all meetings shall be given by mailing to each member at least two days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram at least one day before such meeting.

SECTION 6.  Quorum.  A quorum shall consist of two members of the Committee.



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                                          ARTICLE IV

                               INVESTMENT AND CREDIT COMMITTEE

SECTION 1. Membership. The Board of Directors shall elect from its own number an Investment and Credit Committee, to serve at the pleasure of the Board, consisting of not less than three members, the exact number to be fixed and determined by action taken from time to time by the Board of Directors. The Investment and Credit Committee shall elect from among its members a Chairman, and shall appoint a Secretary.

SECTION 2. Powers of the Investment and Credit Committee. The Investment and Credit Committee shall have the authority to approve the investments of the funds of the corporation, except for all or any part of that authority which the Board of Directors may from time to time, by proper resolution, reserve to itself.

SECTION 3. Meetings. The Committee may determine the times and places for the holding of meetings. The Committee shall prepare regular minutes of the transactions at its meetings and shall cause them to be recorded in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 4. Place of Meetings. Meetings of the Investment and Credit Committee shall be held at the office of the corporation in Englewood, Colorado, or at such other place, within or without the State of Colorado, as may be designated in the notice thereof.

SECTION 5. Notice of Meetings. Notice of all meetings shall be given by mailing to each member at least two days before such meetings, a written or printed notice of the time and place thereof. Such notice may also be given by telegram at least one day before such meetings.

SECTION 6.  Quorum.  A quorum shall consist of three members of the Committee.

                                          ARTICLE V

                                           OFFICERS

SECTION 1. Duties in General. All Officers of the corporation, in addition to the duties prescribed by the Bylaws, shall perform such duties in the conduct and management of the business and property of the corporation as may be determined by the Board of Directors. In the case of more than one person holding an office of the same title, any one of them may perform the duties of the office except insofar as the Board of Directors, or the President may otherwise direct.

SECTION 2. Number and Designation. The Officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, one or more Secretaries, one or more Treasurers, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers and Committees as the Board of Directors may from time to time deem advisable. It shall be permissible for the same person to hold more than one office, except that the offices of President and Secretary shall not be held by the same person.

SECTION 3. Election and Term of Office. The Board of Directors shall elect from their number a President and Vice President, and shall appoint a Secretary, Treasurer, and such other Officers as shall be prescribed in the Bylaws, and shall fill any vacancy that may occur.

SECTION 4. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Shareholders and at all meetings of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 5. President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the Shareholders and of the Board of Directors. He shall have the powers and perform the duties usually pertaining to the Office of President.

SECTION 6. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or by the President. The Board of Directors or the President may from time to time determine the order of priority as between two or more Vice Presidents.

SECTION 7. Secretary. The Secretary shall keep the minutes of the meetings of the Shareholders, of the Board of Directors, and of the Executive and Investment Committees; shall issue notices of meetings; shall have custody of the corporation's seal and corporate books and records; shall have charge of the issuance, transfer, and cancellation of stock certificates; shall have authority to attest and affix the corporate seal of any instruments executed on behalf of the corporation; and shall perform such other duties as are incident to his office and as are required by the Board of Directors or the President.

SECTION 8. Assistant Secretaries. The Assistant Secretaries in order of their priority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and perform such other duties as may be assigned to them from time to time by the Board of Directors or the President.

SECTION 9. Treasurer. The Treasurer shall have custody of the funds and securities of the corporation and shall deposit the same in such banks or depositories as the Board of Directors or the President may direct. The Treasurer may, under the direction of the Board of Directors, disburse all monies and sign checks or other instruments drawn on or payable out of the funds of the corporation, which, however, shall be countersigned by the President, a Vice President, the Secretary, or an Assistant Secretary, or an Assistant
Treasurer. He shall also make such transfers of the securities of the corporation as may be ordered by the Board of Directors or the President. In general, the Treasurer shall perform all of the duties incident to his office and such other duties as are required of him by the Board of Directors or the President.

SECTION 10. Assistant Treasurers. The Assistant Treasurers in order of their priority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and perform such other duties as may be assigned to them from time to time by the Board of Directors or the President.

SECTION 11. Other Officers. Other Officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

SECTION 12. Compensation. The compensation of the Officers shall be fixed by the Chairman of the Board and the President.

SECTION 13. Emergency Management Committee. Notwithstanding anything to the contrary contained in these Bylaws, during any period of emergency as contemplated by C.R.S. ss.7-5-118 or when the Board of Directors shall be unable to function by reason of vacancies therein and there shall be no Director remaining and able to fill such vacancies, the first two of the following who are readily available shall constitute an Emergency Management Committee:

        (a) Vice Presidents in order of priority based upon their period of service in such offices;

        (b) Other Officers in order of priority based upon their period of service in such offices.

The Emergency Management Committee shall manage and control the business and property of the corporation and shall have and exercise all of the powers, rights, and prerogatives of the corporation until a Board of Directors shall have been duly constituted. The decisions of the Committee shall be final and shall be superior to the decisions of any other Officer of the corporation.

In addition to, and not in modification or limitation of, its authority as stated above, the Emergency Management Committee shall have the power and authority:

        (a)         To call meetings of Shareholders whether Annual or Special;

        (b)           To elect and appoint Officers to fill vacancies;

        (c)        To make rules and regulations of procedure for its operation.

Any vacancy which occurs on the Emergency Management Committee shall be filled by the next Vice President or other Officers (as the case may be) in order of priority as provided above.

                                          ARTICLE VI

                                        CAPITAL STOCK

SECTION 1. Certificates. Every Shareholder shall be entitled at his request to a certificate signed by the President or a Vice President, and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and under the seal of the corporation, certifying the number of shares to which he is entitled.

SECTION 2. Transfers. Transfers of stock may be made on the books of the corporation only by the holder thereof in person or by his attorney duly authorized thereto in writing and upon surrender and cancellation of the certificate therefor duly assigned or accompanied by a duly executed stock power.

SECTION 3. Lost or Destroyed Certificates. The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction and upon tender to the corporation by the Shareholder of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the corporation against any liability, claim, loss, cost, or damage by reason of such loss or destruction and the issuance of a new certificate.

SECTION 4. Dividends. Dividends may be declared from the legally available surplus of the corporation at such times and in such amounts as the Board of Directors may determine. Such dividends on the capital stock of the corporation may not be declared by a committee of the Board.

                                         ARTICLE VII

                                       CORPORATE FUNDS

SECTION 1. Deposits. Checks, drafts, bills, notes, negotiable instruments or any other orders for the payment of money or evidence of indebtedness payable to and received by the corporation may be endorsed for deposit to the credit of the corporation by such Officers or agents of the corporation as the Board of Directors may determine and may be endorsed for deposit to the credit of agents of the corporation in such manner as the Board of Directors may direct.

SECTION 2. Withdrawals. All disbursements of the funds of the corporation shall be made by check, draft, or other order signed by such Officers or other persons as the Board of Directors may from time to time authorize to sign the same.

                                         ARTICLE VIII

                                   MISCELLANEOUS PROVISIONS

SECTION 1. Voting Stock of Other Corporations. The President, any Vice President, or any other Officer designated by the Board of Directors may execute in the name of the corporation and attach the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held in this corporation on any matter on which such stock may be voted. If any stock owned by this corporation is held in any name other than the name of this corporation, instructions as to the manner in which such stock is to be voted on behalf of this corporation may be given to the holder of record by the President, any Vice President, or any other Officer designated by the Board of Directors.

SECTION 2. Notices. Any notice under these Bylaws may be given by mail by depositing the same in a post office or postal letter box or postal mail chute in a sealed postpaid wrapper addressed to the person entitled thereto at his address as the same appears upon the books or records of the corporation or at such other address as may be designated by such person except that notice which may be given by telegram may be telegraphed to such person at such address; and such notice shall be deemed to be given at the time such notice is mailed or telegraphed.

SECTION 3. Waiver of Notice. Any Shareholder, Director, or member of the Executive or Investment Committees may at any time waive any notice required to be given under these Bylaws in accordance with the provisions of C.R.S. ss.7-4-119 and ss.7-5-108, including written waiver executed before, at, or after the meeting or by presence at the meeting.

                                          ARTICLE IX

                                          AMENDMENTS

The Bylaws may be amended in whole or in part by the Board of Directors. No Bylaws shall be in conflict with the laws of the State of Colorado or with the Regulations of the Colorado Commissioner of Insurance.



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                                          ARTICLE X

                                EFFECTIVE DATE AND RESTATEMENT

These Bylaws become effective immediately upon the redomestication of the corporation from the State of Kansas to the State of Colorado. They thereafter constitute an amendment and restatement of all prior Bylaws of the corporation under the laws of the State of Kansas.


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